Exhibit 5.1

April 12, 2011

ProShares Trust II

c/o Proshare Capital Management LLC

7501 Wisconsin Avenue, Suite 1000- East Tower

Bethesda, Maryland 20814

Re:	ProShares Trust II

Ladies and Gentlemen:

We have acted as special Delaware counsel to ProShares Trust II, a Delaware statutory trust organized in series (the “Trust”), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 9, 2007, as amended by a Certificate of Amendment to Certificate of Trust filed with the Secretary of State on July 2, 2008 (as amended, the “Certificate of Trust”);

(b)	The Trust Agreement of the Trust, dated as of October 9, 2007, between ProShare Capital Management LLC, a Maryland limited liability company, as depositor (the “Sponsor”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) of the Trust, as amended by the Instrument of Amendment, dated as of July 2, 2008;

(c)	The Amended and Restated Trust Agreement of the Trust, dated as of September 8, 2008, between the Sponsor and the Trustee (the “Trust Agreement”) filed as an exhibit to the Registration Statement;

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April 12, 2011

(d)	The Post-Effective Amendment No. 4 to the Registration Statement on Form S-3, filed by the Trust with the Securities and Exchange Commission (the “SEC”) on or about April 12, 2011 (the “Registration Statement”), including prospectuses (the “Prospectuses”) relating to the beneficial interests (the “Shares”) in the series of the Trust designated as (i) ProShares Ultra DJ-UBS Commodity, (ii) ProShares UltraShort DJ-UBS Commodity, (iii) ProShares Ultra DJ-UBS Crude Oil, (iv) ProShares UltraShort DJ-UBS Crude Oil, (v) ProShares Short DJ-UBS Natural Gas, (vi) ProShares Ultra Gold, (vii) ProShares Short Gold, (viii) ProShares UltraShort Gold, (ix) ProShares Ultra Silver, (x) ProShares UltraShort Silver, (xi) ProShares Ultra Euro, (xii) ProShares UltraShort Euro, (xiii) ProShares Ultra Yen, (xiv) ProShares UltraShort Yen, (xv) ProShares VIX Short-Term Futures ETF, (xvi) ProShares VIX Mid-Term Futures ETF, (xvii) ProShares Ultra VIX Short-Term Futures ETF, (xviii) ProShares Short VIX Short-Term Futures ETF, (xix) ProShares UltraShort VIX Short-Term Futures ETF, (xx) ProShares Ultra VIX Mid-Term Futures ETF, (xxi) ProShares Short VIX Mid-Term Futures ETF, (xxii) ProShares UltraShort VIX Mid-Term Futures ETF, (xxiii) ProShares Ultra DJ-UBS Natural Gas and (xxiv) ProShares UltraShort DJ-UBS Natural Gas (each a “Fund” and collectively the “Funds”);

(e)	The Certificate of Designation, dated as of February 8, 2010, establishing each of the ProShares Short DJ-UBS Natural Gas and the ProShares Short Gold series of the Trust;

(f)	The Certificate of Designation, dated as of June 3, 2010, establishing each of the ProShares VIX Short-Term Futures ETF and the ProShares VIX Mid-Term Futures ETF series of the Trust;

(g)	The Certificate of Designation, dated as of April 11, 2011, establishing each of the following series of the Trust: (i) ProShares Ultra VIX Short-Term Futures ETF, (ii) ProShares Short VIX Short-Term Futures ETF, (iii) ProShares UltraShort VIX Short-Term Futures ETF, (iv) ProShares Ultra VIX Mid-Term Futures ETF, (v) ProShares Short VIX Mid-Term Futures ETF, (vi) ProShares UltraShort VIX Mid-Term Futures ETF, (vii) ProShares Ultra DJ-UBS Natural Gas and (viii) ProShares UltraShort DJ-UBS Natural Gas;

(h)	A form of Authorized Participant Agreement entered into by the Trust, the Sponsor and each Authorized Participant (collectively the “Participant Agreements”) filed as an exhibit to the Registration Statement; and

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April 12, 2011

(i)	A Certificate of Good Standing for the Trust, dated April 11, 2011, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Sponsor. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein below, it is our opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. The Shares to be issued by the Trust will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law.

3. Assuming that (i) separate and distinct records are maintained for each Fund, (ii) the assets associated with each Fund are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other series thereof, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust, and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 3, each Fund shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended and will be in full force and effect when the

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April 12, 2011

Shares are issued by the Trust, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Trust) under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Trust) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Trust) has duly authorized, executed and delivered such documents, (vi) the due submission to the Sponsor of a Purchase Order Subscription Agreement by each Authorized Participant, (vii) the due acceptance by the Sponsor of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreement and the Participant Agreements of the Shares relating thereto to the Authorized Participants or the Trust, as the case may be, (viii) the payment by each Authorized Participant to the Trust of the full consideration due from it for the Shares subscribed to by it, and (ix) the Shares will be offered and sold as described in the Registration Statement, the Trust Agreement and the Participant Agreements.

C. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectuses and assume no responsibility for their contents, other than this opinion.

D. The opinions in paragraph 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectuses. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.